QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cascade Natural Gas Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held January 29, 2003

TO THE HOLDERS OF COMMON STOCK OF
CASCADE NATURAL GAS CORPORATION:

        Cascade Natural Gas Corporation's Annual Meeting of Shareholders will take place at the offices of the Company located at 230 Fairview Avenue North, Seattle, Washington 98109, on Wednesday, January 29, 2003, at 1:30 p.m. for the following purposes:

  1.
  Elect directors to hold office until the next Annual Meeting;

  2.
  Transact other business that may properly come before the meeting.

        Shareholders of record at the close of business November 26, 2002 are qualified to vote at the Annual Meeting and are entitled to vote on all matters presented in this notice.

                      By Order of the Board of Directors
                      LARRY C. ROSOK
                       Corporate Secretary

Seattle, Washington
December 6, 2002

IMPORTANT

Each vote is important. To vote your shares, please complete, sign and return the enclosed proxy card promptly, using the accompanying postage prepaid and addressed envelope. If you prefer, you may submit your voting instructions via internet or telephone as described on the proxy card. To vote by internet, go to https://proxyvotenow.com/cgc  and follow the instructions provided. To vote by telephone, dial on a touch-tone phone, 866-246-8478 and follow the instructions provided. When using the internet or phone, be sure to have your proxy card with your control number in hand.

CASCADE NATURAL GAS CORPORATION
222 FAIRVIEW AVENUE NORTH, SEATTLE, WA 98109

PROXY STATEMENT

TO THE SHAREHOLDERS OF CASCADE NATURAL GAS CORPORATION

        The Cascade Natural Gas Corporation Board of Directors is soliciting your proxy to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Wednesday, January 29, 2003, for the purposes presented in the accompanying Notice of Annual Meeting. This Proxy Statement will be mailed on or about December 12, 2002.

        A proxy form is enclosed for use at the meeting. You have the power to revoke a proxy at any time before its exercise. A proxy may be revoked by delivering written notice of revocation to Larry C. Rosok, Corporate Secretary, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109, or by submitting a later-dated proxy card. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

        If you vote by proxy card, phone or internet, your proxy (one of the individuals named on the proxy card) will vote your shares as you have instructed. If you do not give instructions on how to vote your shares, your proxy will vote your shares for the slate of directors listed below and in his/her discretion with regard to other items of business.

        The "record date" for the Annual Meeting is November 26, 2002. If you held Cascade Natural Gas Corporation Common Stock in your name at the close of business on November 26, 2002, you are entitled to vote at the Annual Meeting. On November 26, 2002, the Company had 11,045,095 outstanding shares of $1 par value Common Stock ("Common Stock"). A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. You are entitled to one vote for each share held and to cumulate votes in the election of directors.

ELECTION OF DIRECTORS

        Nine directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor is elected and qualified. The nominees receiving the largest number of votes cast by all shares entitled to vote will be elected. All of the nominees listed below are presently serving as directors and all, except Douglas G. Thomas, were elected at the 2002 Annual Meeting by over 98% of the shares present and voting at the meeting. Mr. Thomas was elected to the Board of Directors, effective May 1, 2002, to fill the vacancy created by the April 30, 2002 resignation of Melvin C. Clapp. In the event any of the nominees becomes unable to serve prior to the Annual Meeting, the proxy holders may vote for substitute nominees. No circumstances are presently known which would cause any nominee to become unavailable.

        You have the right to cumulate votes in the election of directors. This means you are entitled to as many votes as you have shares, multiplied by the number of directors to be elected (in this case, nine). You may allocate your total number of votes among the nominees in any way you decide, including casting all your votes for one nominee. If you wish to cumulate your votes, mark the proxy card in any way you like to (i) indicate clearly that you are exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, you may write the number of votes you wish to allocate to a specific nominee next to the name of that nominee. The exercise of cumulative voting rights is not subject to any conditions.

        Unless you instruct otherwise on the proxy card, it will be voted to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the Shareholder), including not casting any votes for one or more nominees.

        The age, principal occupation, business experience and other information provided by each nominee and the year in which he or she first became a director is listed below.

CARL BURNHAM, JR. Director since 1990
Attorney at Law
Yturri Rose LLP

        Mr. Burnham, 63, is an attorney and, since 1967, has been a partner of Yturri Rose LLP of Ontario, Oregon.

THOMAS E. CRONIN Director since 1996
President
Whitman College

        Dr. Cronin, 62, has served as President of Whitman College since the summer of 1993. Prior to that, he held the McHugh Professorship of American Institutions and Leadership at the Colorado College in Colorado Springs. In 1991, he served as acting President of the Colorado College. He is the author or co-author of ten books on American Government.

DAVID A. EDERER Director since 1991
Partner
Ederer Investment Company

        Mr. Ederer, 59, has been the managing partner since 1974 in Ederer Investment Company, which invests in privately owned West Coast companies. Since 1978, he has been the owner or part owner and officer of several privately owned manufacturing and property management companies.

HOWARD L. HUBBARD Director since 1981
Retired

        Mr. Hubbard, 71, was President and a director of Washington Federal Savings Bank in Hillsboro, Oregon from April 1982 until he retired in December 1991. From 1975 to 1982, Mr. Hubbard was President and a director of Equitable Savings & Loan Association, Portland, Oregon.

W. BRIAN MATSUYAMA Director since 1988
Chairman, President and Chief Executive Officer
Cascade Natural Gas Corporation

        Mr. Matsuyama, 56, Chairman and Chief Executive Officer since February 1, 1995, was also appointed President on October 1, 1998, an office he previously held from 1988 to 1995. From 1987 to 1988, he was Vice President and General Counsel of the Company. Prior to 1987, he was a member of the law firm of Jones Grey & Bayley, P.S., Seattle, Washington, with his principal client representation being on behalf of the Company.

LARRY L. PINNT Director since 1995
Retired

        Mr. Pinnt, 67, was Chief Financial Officer of US WEST Communications, Inc. from 1979 until he retired in September 1989. Mr. Pinnt currently serves on the Boards of Trustees of the following publicly held mutual fund trusts: SAFECO Common Stock Trust, SAFECO Tax-Exempt Bond Trust, SAFECO Money Market Trust, SAFECO Resource Series Trust, and SAFECO Managed Bond Trust.

MARY E. PUGH Director since 2001
Founder and President
Pugh Capital Management, Inc.

        Ms. Pugh, 43, of Seattle, Washington, is founder and President of Pugh Capital Management, Inc., a fixed income money management company. Prior to establishing Pugh Capital in 1991, Ms. Pugh served in a number of positions at Washington Mutual, Inc. including Senior Vice President of the Portfolio Management Division. She also chaired the Bank's Deposit and Loan Pricing Committees, and was a member of the Corporate Contributions and Cultural Diversity Committees. Ms. Pugh is a Director of the Seattle Branch of the San Francisco Federal Reserve Bank and a Board member of Washington Mutual.

BROOKS G. RAGEN Director since 1984
President
Manzanita Capital Inc., Parent of McAdams, Wright, Ragen, Inc.

        Mr. Ragen, 69, is President of Manzanita Capital Inc., a financial services firm. He was a Director of Ragen MacKenzie Incorporated, an investment banking firm, from 1986 to 1998. From 1988 until 1996, he served as Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated. He was President of Cable, Howse & Ragen, a predecessor firm, from 1987 until 1998, and prior to 1987, served as Managing Partner of Cable, Howse & Ragen from its inception in 1982. From 1980 to 1982, he was a Managing Director of Blyth Eastman Paine Webber. From 1973 to 1982, he was a First Vice President of Blyth Eastman Dillon.

DOUGLAS G. THOMAS Director since 2002
President & CEO
Bellingham Cold Storage Company

        Mr. Thomas, 38, is President & CEO of Bellingham Cold Storage, a public cold storage warehouse firm located in Bellingham, Washington. Mr. Thomas became President & CEO in January 1999. From January 1996 to January 1999, he was Vice President & Chief Operating Officer of Bellingham Cold Storage.

BOARD AND COMMITTEE MEETINGS

        The Board of Directors met five times during the fiscal year ended September 30, 2002. The Executive Committee of the Board met two times during the fiscal year ended September 30, 2002. Directors standing for election attended, on average, 96%, with no Director attending less than 75%, of meetings of the Board and committees on which they served during fiscal 2002.

        The Board has established an Executive Committee, an Audit Committee, a Nominating and Compensation Committee, and a Pension Committee, whose members are as follows:

Executive	Audit	Nominating and Compensation	Pension
W. Brian Matsuyama, Ch.	Larry L. Pinnt, Ch.	Carl Burnham, Jr., Ch.	Thomas E. Cronin, Ch.
David A. Ederer	Thomas E. Cronin	David A. Ederer.	Carl Burnham, Jr.
Larry L. Pinnt	Howard L. Hubbard	Mary E. Pugh	Howard L Hubbard
Mary E. Pugh	Brooks G. Ragen	Douglas G. Thomas	Douglas G. Thomas
Brooks G. Ragen

        The Audit Committee, which met six times during the fiscal year ended September 30, 2002, reviews the adequacy of the Company's financial, accounting, and reporting control processes as well as the scope and results of audits performed by independent accountants and internal auditors.

        The Nominating and Compensation Committee, which held three meetings during the fiscal year ended September 30, 2002, is responsible for recommending candidates for seats on the Board of Directors, as well as recommending compensation for officers and directors. In addition, the Committee is responsible for overseeing corporate governance issues for the Board of Directors. The Committee will consider nominees for director recommended by Shareholders for the 2004 Annual Meeting if the nominations are received at the Company's executive offices by August 6, 2003, provided that such nominations are accompanied by a description of the nominee's qualifications, relevant biographical information and the nominee's consent to be nominated and to serve if elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table shows certain information regarding the beneficial ownership, as of November 26, 2002, of the Company's Common Stock by (a) each director, the Chief Executive Officer and the other four most highly paid executive officers of the Company and (b) all current directors and executive officers as a group. The Company is not aware of any beneficial owner of 5% or more of the Common Stock. Except as otherwise indicated in the table, the Company believes the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

Directors and Executive Officers	Current Beneficial Holdings(1)		Shares Subject to Exercisable Options	Total	Percentage of Common Stock
Carl Burnham, Jr.	11,412			11,412	*
Thomas E. Cronin	5,154			5,154	*
David A. Ederer	5,954	(2)		5,954	*
Howard L. Hubbard	28,000			28,000	*
W. Brian Matsuyama	23,750		20,000	43,750	*
King C. Oberg	1,730		4,000	5,730	*
Larry L. Pinnt	8,939			8,939	*
Mary E. Pugh	1,300			1,300
Brooks G. Ragen	9,648	(2)		9,648	*
Larry C. Rosok	2,722		8,001	10,723
Jon T. Stoltz	4,972		8,167	13,139	*
Douglas G. Thomas	0			0
J.D. Wessling	6,138		5,633	11,771	*
All directors and officers as a group (17 persons)	109,719		45,801	155,520	1.41%

*
Less than one percent.

(1)
Includes shares held in the Company's Employee Retirement Savings Plan and Trust (the 401K Plan). The share numbers are shown in the following table:

Name	Shares Held in 401K Plan
W. Brian Matsuyama	7,879
J.D. Wessling	3,841
Jon Stoltz	4,389
King C. Oberg	411
Larry C. Rosok	1,892
(2)
Includes shares awarded under the 1991 and 2000 Director Stock Award Plans to Messrs. Ederer and Ragen of 5,176 and 1,092 shares, respectively, including reinvested dividends, as to which receipt has been deferred until they are no longer directors.

Section 16 (a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Securities Exchange Act of 1934, holders of more than 10 percent of the Common Stock and directors and certain officers of the Company are required to file reports ("Section 16(a) Statements") of beneficial ownership of Common Stock and changes in such ownership with the Securities and Exchange Commission. The Company is required to identify in its proxy statements those persons who, to the Company's knowledge, were required to file Section 16(a) Statements and did not do so on a timely basis. Based solely on a review of copies of Section 16(a) Statements furnished to the Company during and regarding its most recent fiscal year and on written representations from reporting persons, the Company believes that each person who at any time during the most recent fiscal year was a reporting person filed all required Section 16(a) Statements on a timely basis.

REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE TO SHAREHOLDERS

        The Nominating and Compensation Committee of the Board of Directors is responsible for reviewing the compensation levels for all officers of the Company and making recommendations to the Board concerning officer salary levels. The Committee is composed of four independent non-employee directors.

        The Committee's review includes an assessment of the overall management of the Company and the officers' ability to achieve a reasonable net income for the Company under a variety of conditions. The Committee applies policies and principles, which are essentially subjective in nature, rather than embodying specific criteria when recommending officer compensation levels. These policies and principles may be summarized as follows: officer compensation should be comparable with compensation paid to officers of similar companies, particularly those the Company must compete with in attracting and retaining skilled and competent individuals. An officer should also be compensated for his or her contributions to the performance of the Company. In evaluating performance, the Committee considers the Company's net income and factors affecting that net income. The Committee also considers the officers' progress toward achieving corporate goals when recommending compensation levels.

        The Committee approved and the Board granted incentive stock options to officers of the Company in March 2002. The incentive stock option grants were also granted to department and regional directors. These options directly align the interests of key employees with those of Shareholders in increasing Shareholder value.

        The Committee recommended and the Board approved an incentive compensation program, the "Team Incentive Plan" for fiscal 2002 that applied to officers and other salaried employees. It provided for cash payments to participating employees, based on their base salaries, if certain target levels of earnings per share and other operational measures were achieved. In fiscal 2002, earnings levels required for payments were not achieved, so there were no payments under this program.

        In addition, the Committee recommended and the Board approved an incentive program for officers, managers and supervisors, the "Key Performance Plan" for 2002. The Key Performance Plan provided for cash payments to participating employees in which 70% of the award is based on achieving target levels of earnings per share and 30% is based on achieving goals established for each participant. In 2002, the CEO could earn 50% of base pay if his targets were reached and up to 100% of base salary if the maximum achievement was reached. For other officers, target achievement levels would result in awards of 20% to 40% of base pay with a maximum range for officers from 40% to 80% of base pay. In fiscal 2002, earnings levels required for payments were not achieved, so there were no payments under this program.

        The Committee anticipates continued use of stock options and/or other forms of incentive compensation for officers and other employees in the future as part of a program to better align employee and Shareholder interests.

        The Committee considered the following contributions by Mr. Matsuyama in establishing his salary and stock option grant: influence on the direction and performance of the Company and overall effectiveness in areas critical to the Company's success; enhancement of Shareholder value; effect on net income; management of the demands of rapid growth; and attainment of corporate goals.

        Due to the Company's compensation structure, the Committee has not deemed it necessary thus far to adopt a policy regarding the deductibility of certain executive compensation under federal tax laws.

Carl Burnham, Jr., Chairman	Mary E. Pugh
David A. Ederer	Douglas G. Thomas

REPORT OF THE AUDIT COMMITTEE TO THE SHAREHOLDERS

        The Audit Committee of the board of directors, composed entirely of independent directors, met six times in fiscal year 2002. The Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the board. The full responsibilities of the Committee are set forth in its charter, which is reviewed and updated annually, and approved by the board.

        In fulfilling its responsibilities, the Committee recommended to the board the selection of Deloitte & Touche LLP as the Company's outside auditor. The Committee:

  •
  Discussed and considered the independence of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of the auditor;

  •
  Considered information technology and other services provided and concluded services provided were not material and were compatible with maintaining the auditor's independence;

  •
  Received written affirmation that the auditor is in fact independent;

  •
  Discussed the overall audit process, receiving and reviewing reports from the independent as well as the internal auditor;

  •
  Involved the outside auditor in the Committee's review of the Company's financial statements and related reports with management; and

  •
  Provided to the independent auditor full access to the Committee and the board to report on any and all appropriate matters.

  •
  Further, the Committee has discussed with the independent auditors all matters required to be reviewed by generally accepted auditing standards.

        The Committee provided guidance and oversight to the internal audit function of the Company including review of the organization, plans and results of this activity. Both the internal auditor and the external auditor met privately with the Committee at each meeting and were encouraged to discuss any matters they desired.

        The Committee also met with selected members of management and the auditors to review financial statements including quarterly reports, discussed such matter as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

        Management's responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in the annual report and should be read in conjunction with this letter and review of the financial statements. The Company's audited financial statements included in the annual report on Form 10-K were, after the Committee's review, approved by the board of directors for filing with the Securities and Exchange Commission.

        Based upon its work and the information received in the inquiries outlined above, the Committee is satisfied that its responsibilities under the charter for the period ending September 30, 2002, were met and the financial reporting and audit processes of the Company are functioning effectively.

Audit Committee Members

Larry L. Pinnt, Chairman
Thomas E. Cronin
Howard L. Hubbard
Brooks G. Ragen

STOCK PERFORMANCE GRAPH

        The following graph compares the total cumulative returns to investors in the Company's Common Stock, the Edward Jones Natural Gas Distribution Index, the Standard & Poor's 500 Utility Index and the Standard & Poor's 500 Index for the period from October 1, 1997 through September 30, 2002. The graph assumes that $10,000 was invested on September 30, 1997 in the Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The total returns for the 17 companies (of which the Company is one) included in the Edward Jones Natural Gas Distribution Index have been weighted by their respective market capitalizations.

EXECUTIVE COMPENSATION

        Summary Compensation Table.    The following table shows compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the years indicated.

					Long Term Compensation
					Awards
			Annual Compenation
Name and Principal Position	Years of Service	Fiscal Year			Securities Underlying Options(#)	All Other Compensation(c)
			Salary	Bonus(a)(b)
W. Brian Matsuyama Chairman, President and Chief Executive Officer	15	2002 2001 2000	$265,752 245,177 226,314	$0 109,372 13,404	10,000 7,900 4,000	$7,209 7,998 7,746
J.D. Wessling Senior Vice President Finance & Chief Financial Officer	8	2002 2001 2000	$180,250 164,507 147,205	$0 56,607 8,719	6,000 4,500 5,000	$6,701 7,403 6,624
Jon T. Stoltz Senior Vice President Planning, Regulatory & Consumer Affairs	28	2002 2001 2000	$158,576 155,516 152,296	$0 35,531 8,934	6,000 4,500 4,000	$6,836 6,998 6,853
Larry C. Rosok Vice President Human Resources & Corporate Secretary	23	2002 2001 2000	$135,915 126,250 116,741	$0 23,889 6,914	4,000 4,000 4,000	$5,855 5,681 5,253
King C. Oberg Vice President Gas Supply	13	2002 2001 2000	$131,222 124,980 120,032	$0 27,541 7,109	4,000 4,000 4,000	$3,798 3,749 3,601

(a)
An incentive compensation program was in place for fiscal 2000 that provided for cash payments to participating employees, based on their base salaries, if certain target levels of pre-tax earnings were achieved. A portion of earnings exceeding the target went into the bonus pool for incentive compensation. The program resulted in payment of 5.92% of eligible pay for fiscal 2000 to participating employees.

(b)
Two incentive plans were established in fiscal 2001. First, the Team Incentive Plan provided for cash payments to eligible employees if certain target levels of earnings per share and other operational measures were achieved. This plan paid 3.37% of eligible base pay for fiscal 2001 for the officers listed on the above table. In fiscal 2002, earnings levels required for payments were not achieved, so there were no payments under this program.

  Second, the Key Performance Plan was established for officers, managers and supervisors. The Key Performance Plan provided for cash payments to participating employees in which 70% of the award is based on achieving target levels of earnings per share and 30% is based on achieving goals established for each participant. The size of the bonus pool for the Key Performance Plan is based on the level of Earnings per Share compared to the target Earnings per share. In fiscal 2001, the Earnings per Share was 80% of target, and the plan paid approximately 80% of target bonus levels with the specific amounts depending on achievement of individual goals.

  In fiscal 2002, earnings levels required for payments were not achieved, so there were no payments under this program.

(c)
Amounts in this column represent the Company's matching contribution to the 401(k) Plan.

Option Grants In Last Fiscal Year

        The following table shows the number of shares of the Company's Common Stock subject to stock options granted in 2002 to the executive officers listed in the Summary Compensation Table.

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value(2)
W. Brian Matsuyama	10,000	15.9	20.84	3/29/12	$25,100
Jon T. Stoltz	6,000	9.5	20.84	3/29/12	$15,060
J.D. Wessling	6,000	9.5	20.84	3/29/12	$15,060
Larry C. Rosok	4,000	6.3	20.84	3/29/12	$10,040
King C. Oberg	4,000	6.3	20.84	3/29/12	$10,040

(1)
The options become exercisable in 33 1/3% increments over three years as long as the officer is still employed by the Company, with certain exceptions in the case of death, disability or retirement.

(2)
In accordance with SEC rules, the Company chose the Black-Scholes option pricing model to estimate the present value of the options on the grant date. The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. All stock option valuation models require certain assumptions to be made. The following assumptions were made for the purposes of calculating the present value of the options listed above: volatility at 17%; dividend yield at 4.61%; an expected time of exercise of 7.5 years following the grant date; and a risk-free interest rate of 4.09%. The ultimate value of the options in this table depends upon the actual performance of the Common Stock underlying these options during the applicable period.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Values(a)

			Number of Shares Underlying Unexercised Options at Year-End	Value of Unexercised In-The-Money Options at Fiscal Year-End(a)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable/Unexercisable	Exercisable/Unexercisable
W. Brian Matsuyama			20,000	$65,415
			8,000	$9,375
J.D. Wessling	2,200	$10,600	5,663	$18,573
			10,664	$11,330
Jon T. Stoltz			8,167	$27,204
			10,333	$9,753
Larry C. Rosok			8,001	$27,015
			7,999	$9,374
King C. Oberg			4,000	$12,128
			7,999	$9,374

(a)
Amounts were calculated based on the difference between the closing sale price of the Common Stock, $19.70, reported on the New York Stock Exchange on September 30, 2002, and the aggregate exercise price of the unexercised options.

RETIREMENT PLAN

        The Company has a noncontributory retirement plan for its employees. To be eligible for participation in the plan, an employee must complete one year of service and be at least 21 years of age. Each participant's benefits are fully vested after 5 years of employment. The level of benefits is determined by a formula, described below, related to years of service and average monthly earnings over certain time periods. Covered earnings include straight salary or hourly compensation, 75% of commissions and, for hourly employees, 30% of overtime pay. Covered compensation levels for executive officers are slightly less than, but at least 90% of, the amounts listed under "Salary" in the summary compensation table shown above. Benefits are not subject to reduction for Social Security or any other benefits. Accruals to the plan are computed on an actuarial basis and aggregated $1,895,000 for all participants for the fiscal year ended September 30, 2002.

        The amount of the monthly past service benefit under the plan is equal to 1.5% of the participant's average monthly earnings for the five-year period ended December 31, 1998, multiplied by the participant's years of service before 1998. The benefit for each year of future service after 1998 is 2% of monthly compensation in lieu of the previous 1.5%. The Company from time to time has updated the average monthly earnings used to compute the benefit, and the plan may be similarly amended in the future.

EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN

        The Company has a plan to provide executive officers, including those listed in the summary compensation table above, with retirement, death and disability benefits supplementing the coverage payable under the Company's retirement plan. This plan was established to enable the Company to attract and retain highly competent persons in key executive positions. The supplemental plan is designed for each participant to receive retirement plan payments, primary Social Security benefits and supplemental plan payments each year equal, in the aggregate, to 70% of the participant's highest annual salary during any of the five years preceding the participant's retirement. Accruals for the plan are computed on an actuarial basis and totaled $12,490 for the 2002 fiscal year.

        The plan also includes provisions for early retirement and permanent disability. The Board of Directors may approve early retirement under the plan without the normally required reduction in the amount of the supplemental benefit. Participants whose age and number of years of service, when added together, equal at least 90 are automatically eligible for early retirement benefits without reduction.

        If a participant dies before receiving 120 monthly payments from the plan, the participant's designated beneficiaries will receive the remaining balance of the 120 payments. The amount of the monthly payment will be equal to the amount the participant was receiving or was entitled to receive before death, or, if the participant was employed by the Company at death and the resulting payment amount would be larger, the monthly amount would range from $4,000 to $12,000, depending on the officer. This monthly death benefit will be reduced by any monthly benefit payable to the participant's surviving spouse. The surviving spouse is entitled to a monthly benefit for life equal to one-half of the benefit the participant was entitled to before death.

        Vesting for the plan is determined by years of participation in the plan, beginning with the date an employee becomes a participant. The plan also provides for partial vesting on a stepped basis, with full vesting based on age and years of employment. An executive becomes fully vested when one of the following occurs: the executive reaches age 55 and has completed five years of participation under the plan or seventeen years of employment with the Company; upon death; or upon a change in control of the Company (as defined). The plan also provides for severance benefits that would otherwise be payable under the employment agreements (described below) following a change in control of the Company.

        The following table shows the estimated combined annual benefits that the executives named in the summary compensation table above would receive under the Company's Retirement Plan and the Executive Supplemental Retirement Income Plan, assuming that annual salaries increase at the annual rate of 5% until retirement and that they retire at age 65. Amounts shown have been reduced by the estimated amount of Social Security benefits.

Name	Present Age	Estimated Combined Annual Benefit
W. Brian Matsuyama	56	$245,000
J.D. Wessling	59	$139,000
Jon T. Stoltz	55	$139,000
Larry C. Rosok	46	$183,000
King C. Oberg	61	$83,000

EMPLOYMENT AGREEMENTS

        The Company has employment agreements with four of the Company's executive officers, including Mr. Rosok who is named in the summary compensation table above. Messrs. Matsuyama, Wessling, Stoltz and Oberg do not have employment agreements, but are fully vested in the Executive Supplemental Retirement Plan which has provisions similar to the Employment Agreements. The agreements assure that key management personnel will continue to function effectively and without distraction if uncertainties regarding the future control of the Company should arise. Upon a change in control of the Company or during the pendency of certain offers for a change in control, as these terms are defined in the agreements, each such officer is entitled to receive the severance benefits described below if the Company terminates the officer's employment other than for cause as defined in the agreements. In addition, the officer is entitled to receive severance benefits for three years after a change in control of the Company if the Company terminates the officer's employment other than for cause or if the officer terminates his or her employment with good reason. The severance payments are equal to three times the officer's base salary and incentive compensation at the time the change in control occurs, but are reduced to the extent required to avoid subjecting the payments to penalty taxes on excess parachute payments. In addition, the employee is entitled to continue to participate in health, life, and disability plans for which he or she was eligible when employment terminated. Severance payments will terminate when the officer's benefits are vested under the Executive Supplemental Retirement Income Plan. Severance payments will be made under the Executive Supplemental Retirement Income Plan, rather than under the employment agreements.

        Each agreement is automatically extended one year on December 31 of each year unless either party elects not to extend the term by giving 30 days' notice prior to year end. The term of the agreements is extended automatically for three years upon a change in control of the Company. Each agreement terminates if the employment of the officer under the agreement is terminated before a change in control occurs and while there is no offer pending for a change in control, except as noted above.

SUPPLEMENTAL BENEFIT TRUST

        Although not obligated to do so, the Company has established a trust to fund some of the benefits which may be payable under the Executive Supplemental Retirement Income Plan. The trust also funds severance benefits which may be payable under the above described employment agreements with certain executives.

        The Company is obligated to pay any benefits not paid out of the trust. The Company may be obligated to fund the trust with additional amounts in the case of certain events, including a change in control, as defined, for some or all of the following purposes: to permit payment of benefits from the supplemental plan and the employment agreements due in the following 12 months; to fund separate subtrusts for legal expenses (including certain legal expenses incurred to enforce the Company's obligation to make required contributions to the trust); and to permit payment of insurance premiums and policy loan interest.

DIRECTOR COMPENSATION

        For the fiscal year ended September 30, 2002, the Company paid each non-employee director an annual stipend of $5,000 as well as a fee of $500 for each Board or Committee meeting attended or a Committee fee of $250 if the Committee meeting was held on the same day as a Board meeting. The Chairman of the Audit Committee receives an annual retainer of $3,000. Employee directors receive no additional compensation for serving as directors. Each non-employee director was also entitled to receive 500 shares of the Company's Common Stock for service in fiscal 2002 pursuant to the 2001 Director Stock Award Plan. Pursuant to the plan, each non-employee director may elect to defer receipt of his or her shares until he or she is no longer a member of the Board of Directors. Mr. Ederer elected to defer receipt of his shares for 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2001, Messrs. Burnham, Ederer and Thomas and Ms. Pugh served on the Nominating and Compensation Committee. Members of the Nominating and Compensation Committee receive no compensation from the Company other than Board-approved fees for service on this or other committees or the Board of Directors.

INDEPENDENT PUBLIC AUDITORS

        The firm of Deloitte & Touche LLP has been selected as the Company's principal independent public auditor for fiscal 2003. Deloitte & Touche LLP and its predecessor Touche Ross & Co. have served as the Company's principal independent auditor since 1953. Representatives of Deloitte & Touche LLP will be present at the annual meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to questions from Shareholders.

        AUDIT FEES Audit service fees for services provided by Deloitte & Touche in fiscal year 2002 were $152,000. Fees for review of interim reports were $30,500.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES Fees for information technology consulting in fiscal year 2001 were $137,508.

        ALL OTHER FEES Fees for services rendered by Deloitte & Touche, other than for audit services and information systems consulting for the fiscal year 2002 were $106,290. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

SOLICITATION OF PROXIES

        Proxies will be solicited principally by mail. Following the original mail solicitation, the Company will arrange with banks, brokerage houses, and other custodians, nominees and fiduciaries, to forward copies of the proxy card, proxy statement and annual report to persons for whom they hold stock of the Company and to request authority for the execution of proxies. In these cases, the Company will reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses incurred in connection with these requests. The Company will pay the entire cost of soliciting proxies. The Company may also use its regular employees to solicit proxies from Shareholders personally, or by telephone or letter without additional compensation.

ANNUAL REPORT

        The Company's annual report for the fiscal year ended September 30, 2002 is enclosed. The report presents information for fiscal years 2002, 2001, and 2000.

SHAREHOLDER PROPOSALS

        The Company must receive shareholder proposals by August 6, 2003, in order to be included in the Company's proxy statement and proxy form for the 2003 Annual Meeting of Shareholders. Proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders.

        For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on October 22, 2003 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on October 23, 2002.

        Notices of intention to present proposals at the 2004 meeting should be addressed to the Corporate Secretary at 222 Fairview Avenue North, Seattle, Washington 98109. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

        The Company does not know of any matters which will be brought before the meeting, other than those listed in this proxy statement. If any further business is presented to the meeting, the individuals named on the enclosed proxy form will have discretion to vote the proxies they hold.

By Order of the Board of Directors

LARRY C. ROSOK Corporate Secretary
Seattle, Washington December 6, 2002 CASCADE NATURAL GAS CORPORATION 222 Fairview Avenue North Seattle, Washington 98109

Appendix A

CASCADE NATURAL GAS CORPORATION
AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

CHARTER

        Cascade Natural Gas Corporation's Audit Committee of the Board of Directors is composed of at least three directors independent of Corporation management and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member shall have accounting or related financial management experience. Members of the Audit Committee may not receive from the Corporation any compensation other than Board-approved fees for service on the Audit Committee, other committees, or the Board of Directors.

Statement of Policy

        The Audit Committee assists Cascade's Board of Directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the Audit Committee's responsibility to maintain free and open communication with directors, independent auditors, internal auditors, and the financial, accounting and executive management of the Corporation.

Responsibilities

        The function of the Audit Committee is oversight with the following principal responsibilities and authority:

  •
  Sole authority to engage, set compensation for and dismiss independent auditors, to audit financial statements of the Corporation and its divisions and subsidiaries, and to approve any non-audit relationship with the independent auditors. The independent auditors shall report directly to the Audit Committee.

  •
  The Audit Committee will have the authority to retain independent legal, accounting or other advisors. The corporation shall provide appropriate funding, as determined by the Audit Committee, for the engagement of the independent auditors and such advisors.

  •
  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized. Review audit conclusions, comments and recommendations of the independent auditors, and oversee resolution of disagreements between management and the independent auditors regarding financial reporting.

  •
  Annually review a report by the independent auditor describing (a) the independent auditor's internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c), in order to assess the auditor's independence, all relationships between the independent auditor and the Corporation. Evaluate and engage in discussions concerning any disclosed issues, relationships or services that may impact the independent auditor's qualifications, performance and independence, and present its conclusions to the Board of Directors.

  •
  Review with the independent auditors, the internal auditor, and the corporation's financial, accounting and executive management, the adequacy and effectiveness of the accounting and financial controls of the corporation.

  •
  Advise the Board of Directors with respect to the corporation's policies and procedures regarding internal controls, disclosure controls, and compliance with laws and regulations applicable to such controls and compliance.

  •
  Provide sufficient opportunity for internal and independent auditors to meet at least quarterly with members of the Audit Committee without members of management present. Among items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Review the internal audit function of the corporation including its independence, authority, and reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  •
  Review the financial statements contained in the annual report to shareholders and the SEC Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the financial statements' disclosure and content. Discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, critical accounting policies, review of highly judgmental areas, audit adjustments whether or not recorded, and other inquiries. After satisfactory review by the committee, the corporation's Board of Directors shall be responsible for approving for filing the audited financial statements included in the SEC annual report on Form 10-K.

  •
  Submit the report of the Audit Committee, as required by the rules of the SEC, to be included in the corporation's annual proxy statement.

  •
  Review the interim financial statements before they are released and filed. The interim review includes meetings with the independent auditors and the financial, accounting and executive management of the Corporation.

  •
  Review earnings guidance to be provided by management before it is released to the public.

  •
  Report matters discussed at each committee meeting to the Board of Directors and submit Audit Committee Minutes for their review and approval.

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal audit controls, or auditing matters, and the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

  •
  Annually review this charter, perform a self-evaluation and recommend changes to the Board of Directors. The Board of Directors and the Audit Committee are committed to ensuring the corporation meets all applicable laws, rules, regulations and standards related to disclosure of business and financial information to the public.

    [This page has been left blank intentionally.]

CASCADE NATURAL GAS CORPORATION
222 Fairview Avenue North, Seattle, Washington 98109

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Larry C. Rosok and W. Brian Matsuyama, and each or any of them proxies for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Common Shareholders of Cascade Natural Gas Corporation, 230 Fairview Avenue North, Seattle, Washington, on Wednesday, January 29, 2003, and at any adjournments thereof, upon the matters more fully set forth in the accompanying Notice of Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.

CASCADE NATURAL GAS CORPORATION P.O. BOX 11297 NEW YORK, N.Y. 10203-0297

(Continued and to be MARKED, DATED AND SIGNED on the other side)

Cascade Natural Gas Corporation	Two New Ways to Vote VOTE BY INTERNET OR TELEPHONE 24 Hours a Day—7 Days a Week Save your Company Money—It's Fast and Convenient

TELEPHONE			INTERNET			MAIL
866-246-8478			https://www.proxyvotenow.com/cgc
•	Use any touch-tone telephone.		•	Go to the website address listed above.		•	Mark, sign and date your proxy card.
•	Have your Proxy Form in hand.	OR	•	Have your Proxy Form in hand.	OR	•	Detach card from Proxy Form.
•	Enter the Control Number located in the box below.		•	Enter your Control Number, located in the box below.		•	Return the card in the postage-paid envelope provided.
•	Follow the simple recorded instructions.		•	Follow the simple instructions.

If you previously elected to view Cascade Natural Gas Corporation's Proxy Statement and Annual Report over the Internet, you may access this material on the Internet at the following address: http://www.corporate-
ir.net/ireye/ir_site.zhtml?ticker=cgc&script=700

CONTROL NUMBER FOR
CALL TOLL-FREE TO VOTE • 866-246-8478	TELEPHONE OR INTERNET VOTING
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

\/    DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET    \/

☐	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.			☒ Votes must be indicated (x) in Black or Blue ink.
1.	ELECTION OF DIRECTORS:
	FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐
	Nominees:	01—C. Burnham, Jr., 02—T. E. Cronin, 03—D. A. Ederer, 04—H. L. Hubbard, 05—W. B. Matsuyama, 06—M. E. Pugh, 07—L. L. Pinnt, 08—B. G. Ragen and 09—D. G. Thomas					If you agree to access our Annual Report and Proxy Statement Electronically in the future, please mark this box.	☐
	*(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)						To change your address, please mark this box.	☐
2.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.						To include any comments, please mark this box.	☐

S C A N L I N E

Please Read Other Side Before Signing.
Sign exactly as name appears hereon. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title. If shares are held jointly, each holder should sign.
Date	Share Owner sign here	Co-Owner sign here

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held January 29, 2003
CASCADE NATURAL GAS CORPORATION 222 FAIRVIEW AVENUE NORTH, SEATTLE, WA 98109
TO THE SHAREHOLDERS OF CASCADE NATURAL GAS CORPORATION
ELECTION OF DIRECTORS
REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE TO SHAREHOLDERS
REPORT OF THE AUDIT COMMITTEE TO THE SHAREHOLDERS
STOCK PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
RETIREMENT PLAN
EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN
EMPLOYMENT AGREEMENTS
SUPPLEMENTAL BENEFIT TRUST
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
INDEPENDENT PUBLIC AUDITORS
SOLICITATION OF PROXIES
ANNUAL REPORT
SHAREHOLDER PROPOSALS
OTHER MATTERS
CASCADE NATURAL GAS CORPORATION AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER